Exhibit 10.8

Execution Version

BOARD OBSERVER AND CONFIDENTIALITY AGREEMENT

This BOARD OBSERVER AND CONFIDENTIALITY AGREEMENT, dated as of November 1, 2021 (this “Agreement”), is entered into by and among CPPIB Crestone Peak Resources Canada Inc. (the “CPP Holder”), and Civitas Resources, Inc., a Delaware corporation (the “Company”). The CPP Holder and the Company are herein referred to as the “Parties.” Capitalized terms used but not defined herein shall have the meaning assigned to such term in the Merger Agreement (as defined below).

RECITALS

WHEREAS, on June 6, 2021, the Company entered into that certain Agreement and Plan of Merger, among Crestone Peak Resources LP, a Delaware limited partnership, CPPIB Crestone Peak Resources America Inc., a Delaware corporation (“Crestone Peak”), Crestone Peak Resources Management LP, a Delaware limited partnership, the Company, Raptor Condor Merger Sub 1, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, Raptor Condor Merger Sub 2, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company, and Extraction Oil & Gas, Inc., a Delaware corporation (solely for purposes of Article VI, Section 7.1, Section 7.5 through Section 7.9, Section 7.11, Section 7.24, Article VIII and Article X thereof) (the “Merger Agreement”);

WHEREAS, concurrently with the execution and delivery of the Merger Agreement, the Company and the CPP Holder agreed upon a form of registration rights agreement (the “Registration Rights Agreement”), which shall become effective at the Company Merger Effective Time (as defined in the Merger Agreement);

WHEREAS, on June 6, 2021, in connection with the Merger Agreement, the Company and the CPP Holder entered into that certain Support Agreement, among the Company, the CPP Holder and Crestone Peak (the “Support Agreement”); and

WHEREAS, in connection with entry into the Merger Agreement, the Registration Rights Agreement and the Support Agreement, the board of directors of the Company (the “Board”) has determined it to be in the best interests of the Company to provide the CPP Holder with certain observation rights in respect of the Board, pursuant to the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Parties hereto, the Parties hereby agree as follows:

AGREEMENT

Section 1. Board Observation Rights.

(a) During the period commencing upon the Closing and ending on the Board Rights Termination Date (as defined below), the Company shall grant the CPP Holder the option and right, exercisable by the CPP Holder delivering a written notice signed by the CPP Holder of such appointment to the Company (an “Observer Notice”), to appoint a single representative (the “Board Observer”) to attend all meetings (including telephonic) of the Board and each committee of the Board in an observer capacity. Each such Observer Notice shall remain effective until the earlier of (i) the date it is revoked in writing by the CPP Holder, (ii) the date on which the CPP Holder replaces it with a revised Observer Notice and (iii) the Board Rights Termination Date (as defined below). The Observer Notice shall be delivered to the Company prior to the Board Observer’s attendance at any meeting of the Board or any committee thereof. The Board Observer shall not constitute a member of the Board or any committee thereof and shall not be entitled to vote on, or consent to, any matters presented to the Board or any committee thereof. The initial Board Observer shall be David Chambers. The Company shall have the right to approve any subsequent representative to be appointed by the CPP Holder to replace Mr. Chambers as Board Observer, provided that such approval shall not be unreasonably withheld, conditioned or delayed with respect to any representative that, at the time of appointment by such CPP Holder, is an employee of the CPP Holder or any of its affiliates.

(b) The Company shall (i) give the Board Observer written notice of each meeting or action taken by written consent at the same time and in the same manner as notice is given to the members of the Board, (ii) provide the Board Observer with copies of all written materials and other information (including copies of minutes of meetings or written consents of the Board and each committee of the Board given to the members of the Board and each such committee in connection with such meetings or actions taken by written consent) at the same time such materials and information are furnished to such members of the Board and each such committee, and (iii) provide the Board Observer with the same right to attend (whether in person or by telephone or other means of electronic communication as solely determined by the Board Observer) such meetings as is given to a member of the Board or each such committee, as applicable. Each of the Board Observer and the CPP Holder shall agree to maintain the confidentiality of all non-public information and proceedings of the Board and any committee of the Board and to comply with, and be bound by, in all respects, the terms and conditions of the confidentiality agreement set forth in Section 2 of this Agreement (the “Confidentiality Agreement”). The CPP Holder shall be responsible for any breach by the Board Observer of the Confidentiality Agreement and for the breach by any Permitted Recipient (as defined in the Confidentiality Agreement) of their confidentiality obligations. Notwithstanding any rights to be granted or provided to the Board Observer hereunder, the Board or any Board committee (solely as to the material or meeting of such committee) may exclude the Board Observer from access to any material or meeting or portion thereof if the Board or such Board committee concludes, in good faith, that (i) such exclusion is reasonably necessary to preserve the attorney-client or work product privilege between the Company and its affiliates and its counsel (provided, however, that any such exclusion shall apply only to such portion of such material or meeting which would be reasonably required to preserve such privilege), (ii) such materials or discussion relates to an existing or potential contractual or other relationship or transaction between the Company or any of its affiliates, on the one hand, and the CPP Holder or any of its affiliates, on the other hand, or (iii) such exclusion is necessary because the Board Observer or the CPP Holder has or may have a conflict of interest with respect to any matter under discussion or consideration by the Board or any committee thereof. In the event that the Board Observer or the CPP Holder has or may have a conflict of interest with respect to any matter under discussion or consideration by the Board or any committee thereof, the Board Observer and the CPP Holder shall be required to disclose to the Board, in writing, the existence of such conflict, and the Board Observer shall recuse himself or herself from such meeting; provided, however, that, notwithstanding anything in this Agreement to the contrary, to the extent such conflict of interest is personal to such Board Observer, the CPP Holder shall have the right, upon delivery of written notice to the Company, to appoint a single substitute Board Observer to attend such meeting or any subsequent meeting (or the applicable portion thereof), and such notice shall not be deemed to be a revocation of any Observer Notice then in effect.

(c) The rights of the CPP Holder contained in this Section 1 shall immediately cease and terminate on the earlier of (i) the date on which the CPP Holder no longer owns an amount of shares of Company Common Stock that is equal to ten percent (10%) or more of the total number of outstanding shares of Company Common Stock, regardless of whether such failure to own such number of shares of Company Common Stock results from sales by the CPP Holder, dilution as the result of new issuances by the Company, or otherwise and (ii) the date on which the CPP Holder has permanently waived and renounced, in writing, its board observation rights in this Section 1 of this Agreement (such earlier date, the “Board Rights Termination Date”).

(d) The option and right to appoint a Board Observer granted to the CPP Holder by the Company under this Section 1 may not be transferred or assigned by the CPP Holder without the prior written consent of the Company; provided, however, that the CPP Holder may assign all (but not less than all) of its rights under this Section 1 to any of its Affiliates without the prior written consent of the Company. Such a permitted assignee, upon and after such consent, shall be considered the CPP Holder under this Agreement.

(e) For the avoidance of doubt, notwithstanding anything in this Agreement to the contrary, the Board Observer shall not have, and shall not be deemed to have or otherwise be subject to, (i) any duties (fiduciary or otherwise) to the Company, any of its Subsidiaries or any of its or their respective stockholders or other equityholders or owners, and (ii) except as described in Section 1 and Section 2 of this Agreement, no obligations to the Company under this Agreement.

Section 2. Confidentiality.

(a) As used in this Agreement, subject to Section 2(c) below, “Confidential Information” means any and all non-public financial information or other non-public information concerning the Company, its Subsidiaries and their Affiliates that may hereafter be disclosed to the Board Observer by the Company, its Subsidiaries, their Affiliates or by any of the directors, officers, employees, agents, consultants, advisors or other representatives (including financial advisors, accountants or legal counsel) (the “Representatives”) of the Company or its Subsidiaries, including all notices, minutes, consents, materials, ideas or other information (to the extent constituting information concerning the Company, its Subsidiaries and their Affiliates that is non-public financial information or other non-public information) provided to the Board Observer.

(b) Except to the extent permitted by this Section 2(b) or by Section 2(c) or Section 2(d) below, the CPP Holder shall cause the Board Observer to keep such Confidential Information strictly confidential and shall cause the Board Observer not to use the Confidential Information for any purpose other than in connection with his or her role as a Board Observer pursuant to the terms of this Agreement; provided, that the Board Observer may share Confidential Information with the CPP Holder and its Affiliates and its and their respective directors, officers, employees, agents, consultants, advisors, legal counsel and other representatives (the “Permitted Recipients”) who (a) have a need to know such information and (b) are informed of the confidential nature of such information. The CPP Holder and the other Permitted Recipients shall keep such Confidential Information strictly confidential and shall not use the Confidential Information for any purpose other than monitoring the CPP Holder’s investment in the Company and exercising the CPP Holder’s rights as an investor in the Company and its rights under this Agreement; provided, however, that, subject to Section 2(e) below, the foregoing shall not apply to the extent the CPP Holder, its Affiliates, or any of the Permitted Recipients or the Board Observer is requested or compelled to disclose Confidential Information by statute, rule, regulation, arbitral or judicial or regulatory process or otherwise requested by any governmental authority. The Board Observer may not record the proceedings of any meeting of the Board by means of an electronic recording device.

(c) The term “Confidential Information” does not include information that (i) is or becomes generally available to the public other than (a) as a result of a disclosure by the Board Observer in violation of this Agreement or (b) in violation of a confidentiality obligation to the Company or its Subsidiaries known to the Board Observer or the CPP Holder, (ii) is or becomes available to the Board Observer or the CPP Holder or any of its Affiliates or the Permitted Recipients on a non-confidential basis from a source not known by the Board Observer or the CPP Holder or any of its Affiliates to have an obligation of confidentiality to the Company or its Subsidiaries, (iii) was already known to the Board Observer or the CPP Holder or any of its Affiliates or the Permitted Recipients at the time of disclosure, or (iv) is independently developed by the Board Observer or the CPP Holder or any of its Affiliates or the Permitted Recipients without reference to any Confidential Information disclosed to the Board Observer.

(d) The CPP Holder acknowledges and will advise the Board Observer and the Permitted Recipients that United States securities laws prohibit any person who has received from an issuer any material, non-public information from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

(e) In the event that the Board Observer or the CPP Holder or any of its Affiliates or Permitted Recipients is required or compelled by statute, rule, regulation, arbitral or judicial process or otherwise requested by any governmental authority to disclose the Confidential Information, the CPP Holder shall use its reasonable best efforts, to the extent permitted and practicable, to provide the Company with prompt prior written notice of such requirement so that the Company or its Subsidiaries or their Affiliates may seek, at such their sole expense and cost, an appropriate protective order. If in the absence of a protective order, the Board Observer or the CPP Holder or any of its Affiliates or Permitted Recipients is nonetheless legally required or compelled to disclose Confidential Information, such person may disclose only the portion of the Confidential Information or other information that it is so legally required or compelled or requested to be disclosed.

(f) All Confidential Information disclosed by the Company, its Subsidiaries or their Representatives to the Board Observer or the CPP Holder is and will remain the property of the Company, so long as such information remains Confidential Information.

(g) It is understood and acknowledged that neither the Company, its Subsidiaries nor any Representative makes any representation or warranty as to the accuracy or completeness of the Confidential Information or any component thereof.

(h) Notwithstanding anything herein to the contrary, the obligations of this Section 2 will automatically expire one (1) year after the occurrence of the Board Rights Termination Date.

Section 3. Miscellaneous.

(a) Entire Agreement. This Agreement (including the documents and instruments referred to herein) is intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties with respect to the subject matter contained herein. There are no restrictions, promises, warranties or undertakings other than those set forth or referred to herein with respect to the rights granted by the Company or any of its Affiliates or the CPP Holder or any of its Affiliates set forth herein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to the subject matter hereof.

(b) Notices. All notices and demands provided for in this Agreement shall be in writing and shall be given if delivered personally or sent by overnight courier (providing proof of delivery) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to the Company:

Civitas Resources, Inc.

410 17th Street, Suite 1400

Denver, Colorado 80202

Attention: Cyrus D. Marter IV

Email: smarter@civiresources.com

with a copy to (which shall not constitute notice):

Vinson & Elkins LLP

1114 Avenue of the Americas, 32nd Floor

New York, NY 10036

Attention: Shelley A. Barber

Email: sbarber@velaw.com

If to the CPP Holder:

CPPIB Crestone Peak Resources Canada Inc.

One Queen Street East, Suite 2500

Toronto, ON

M5C 2W5

Canada

Attention: Bruce Hogg, Managing Director, Head of Sustainable

Email: legalnotice@cppib.com

with a copy to (which shall not constitute notice):

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, TX 77002

Attention: Jeff Munoz

       Thomas Brandt

Email:     jeff.munoz@lw.com

                thomas.brandt@lw.com

(c) Interpretation. Section references in this Agreement are references to the corresponding Section to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. Whenever any determination, consent or approval is to be made or given by a Party, such action shall be in such Party’s sole discretion, unless otherwise specified in this Agreement. If any provision in this Agreement is held to be illegal, invalid, not binding or unenforceable, (i) such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions shall remain in full force and effect and (ii) the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded, and if the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. Any words imparting the singular number only shall include the plural and vice versa. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The division of this Agreement into Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.

(d) Governing Law; Submission to Jurisdiction. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws. Any action against any Party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the Parties hereto hereby irrevocably submit to the nonexclusive jurisdiction of any federal or state court located within the State of Delaware over any such action. Each of the Parties agrees (i) that this Agreement involves at least $100,000.00, and (ii) that this Agreement has been entered into by the Parties in express reliance upon 6 Del. C. § 2708. Each of the Parties hereby irrevocably and unconditionally agrees (1) that it is and shall continue to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (2)(A) to the extent that such Party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such Party’s agent for acceptance of legal processes and notify the other Parties of the name and address of such agent, and (B) to the fullest extent permitted by law, that service of process may also be made on such Party by prepaid certified mail with a proof of mailing receipt validated by the U.S. Postal Service constituting evidence of valid service, and that, to the fullest extent permitted by applicable law, service made pursuant to (2)(A) or (B) above shall have the same legal force and effect as if served upon such Party personally within the State of Delaware. Each of the Parties hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the Parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(e) Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(f) No Waiver; Modifications in Writing.

(i) Delay. No failure or delay on the part of any Party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a Party at law or in equity or otherwise.

(ii) Specific Waiver. Except as otherwise provided herein, no amendment, waiver, consent, modification or termination of any provision of this Agreement shall be effective unless signed by each of the Parties hereto. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement and any consent to any departure by a Party from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on a Party in any case shall entitle such Party to any other or further notice or demand in similar or other circumstances. Any investigation by or on behalf of any Party shall not be deemed to constitute a waiver by the Party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.

(g) Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same agreement.

(h) Binding Effect; Assignment. This Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, but, subject to Section 1(d), will not be assignable or delegable by any Party without the prior written consent of the other Party.

(i) Independent Counsel. Each of the Parties acknowledges that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with consent and upon the advice of said independent counsel. Each Party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto will be deemed the work product of the Parties and may not be construed against any Party by reason of its preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against the Party that drafted it is of no application and is hereby expressly waived.

(j) Specific Enforcement. Each of the Parties acknowledges and agrees that monetary damages would not adequately compensate an injured Party for the breach of this Agreement by any Party, that this Agreement shall be specifically enforceable and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order without a requirement of posting bond. Further, each Party waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

(k) Further Assurances. Each of the Parties shall, from time to time and without further consideration, execute such further instruments and take such other actions as any other Party shall reasonably request in order to fulfill its obligations under this Agreement to effectuate the purposes of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties execute this Agreement, effective as of the date first above written.

COMPANY

CIVITAS RESOURCES, INC.

By:	/s/ Cyrus D. Marter IV
Name:	Cyrus D. Marter IV
Title:	General Counsel and Secretary

[Signature Page to Board Observer and Confidentiality Agreement]

CPP HOLDER:

CPPIB CRESTONE PEAK RESOURCES CANADA INC.

By:	/s/ David Chambers
Name:	David Chambers
Title:	Managing Director

[Signature Page to Board Observer and Confidentiality Agreement]